                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

                                                                                                  DOLLARS
COLLECTIONS
Payments received                                                                              51,957,325.20
    Plus / (Less) :
         Net Servicer Advances                                                                    141,025.79
                                                                                               -------------

Total Funds Available for Distribution                                                         52,098,350.99
                                                                                               =============

DISTRIBUTIONS

    Servicing Fee                                                               1,432,956.00
    Trustee and Other Fees                                                          4,489.71
                                                                                ------------

Total Fee Distribution                                                                          1,437,445.71

    Note Interest Distribution Amount - Class A-1                185,623.49
    Note Interest Distribution Amount - Class A-2                320,100.00
    Note Interest Distribution Amount - Class A-3                579,333.33
    Note Interest Distribution Amount - Class A-4                600,491.67
                                                               ------------
                                                               1,685,548.49

    Note Principal Distribution Amount - Class A-1            48,541,419.29
    Note Principal Distribution Amount - Class A-2                     0.00
    Note Principal Distribution Amount - Class A-3                     0.00
    Note Principal Distribution Amount - Class A-4                     0.00
                                                              -------------
                                                              48,541,419.29
Total Class A Interest and Principal Distribution                                              50,226,967.78

    Note Interest Distribution Amount - Class B-1                131,750.00
    Note Principal Distribution Amount - Class B-1                     0.00
                                                              -------------

Total Class B Interest and Principal Distribution                                                 131,750.00

    Note Interest Distribution Amount - Class C-1                171,562.50
    Note Principal Distribution Amount - Class C-1                     0.00
                                                              -------------

Total Class C Interest and Principal Distribution                                                 171,562.50

    Note Interest Distribution Amount - Class D-1                130,625.00
    Note Principal Distribution Amount - Class D-1                     0.00
                                                              -------------

Total Class D Interest and Principal Distribution                                                 130,625.00

    Spread Account Deposit                                                                              0.00
                                                                                               -------------

Total Distributions                                                                            52,098,350.99
                                                                                               =============

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

PORTFOLIO DATA:
                                                               # of loans
    Beginning Aggregate Principal Balance                            88,252                         1,375,637,801.29

         Principal Payments                                               -     (19,214,671.75)
         Full Prepayments                                            (1,739)    (17,636,331.15)
         Partial Prepayments                                              -               0.00
         Liquidations                                                  (257)     (3,703,991.76)
                                                                                --------------
                                                                                                      (40,554,994.66)
                                                                                                    ----------------
    Ending Aggregate Principal Balance                               86,256                         1,335,082,806.63
                                                                                                    ================

Ending Outstanding Principal Balance of Notes                                                       1,298,370,305.70
Overcollateralization Amount                                                                           36,712,500.93
Overcollateralization Level                                                                                     2.75%

OTHER RELATED INFORMATION:

Spread Account:

    Beginning Balance                                                             7,500,000.00
     Less: Deposits                                                                       0.00
           Reductions                                                                     0.00
                                                                                --------------
    Ending Balance                                                                                      7,500,000.00

    Beginning Initial Deposit                                                     7,500,000.00
           Repayments                                                                     0.00
                                                                                --------------
    Ending Initial Deposit                                                                              7,500,000.00

Modified Accounts:
    Principal Balance                                                                     0.00%                 0.00
    Scheduled Balance                                                                     0.00%                 0.00

Servicer Advances:
    Beginning Unreimbursed Advances                                               1,097,084.31
    Net Advances                                                                    141,025.79
                                                                                --------------
                                                                                                        1,238,110.10

Net Charge-Off Data:
    Charge-Offs                                                                   2,595,042.89
    Recoveries                                                                     (452,786.98)
                                                                                --------------
    Net Charge-Offs                                                                                     2,142,255.91

Delinquencies ( P&I):                                          # of loans
    30-59 Days                                                        1,222      15,468,102.95
    60-89 Days                                                          315       3,914,675.85
    90-119 Days                                                          87         991,518.28
    120 days and over                                                     2          25,866.53

Repossessions                                                            87         705,960.45

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
  of the Sale and Servicing Agreement)                                    0                                     0.00

Cumulative Charge-Off Percentage                                                                                0.14%

WAC                                                                                                          11.5288%
WAM                                                                                                           59.800

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

----------------------------------------------------------------------------------------------------
                                 BEGINNING          NOTE MONTHLY                           TOTAL
              ORIGINAL          OUTSTANDING          PRINCIPAL            PRIOR          PRINCIPAL
             PRINCIPAL           PRINCIPAL         DISTRIBUTABLE        PRINCIPAL      DISTRIBUTABLE
CLASSES       BALANCE             BALANCE             AMOUNT            CARRYOVER          AMOUNT
----------------------------------------------------------------------------------------------------
  A-1      335,000,000.00      189,411,724.99      48,541,419.29           0.00       48,541,419.29

  A-2      291,000,000.00      291,000,000.00               0.00           0.00                0.00

  A-3      395,000,000.00      395,000,000.00               0.00           0.00                0.00

  A-4      299,000,000.00      299,000,000.00               0.00           0.00                0.00

  B-1       63,750,000.00       63,750,000.00               0.00           0.00                0.00

  C-1       67,500,000.00       67,500,000.00               0.00           0.00                0.00

  D-1       41,250,000.00       41,250,000.00               0.00           0.00                0.00
----------------------------------------------------------------------------------------------------
TOTAL    1,492,500,000.00    1,346,911,724.99      48,541,419.29           0.00       48,541,419.29
----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                            REMAINING            TOTAL
            PRINCIPAL        CURRENT       OUTSTANDING         PRINCIPAL
           DISTRIBUTION     PRINCIPAL       PRINCIPAL         AND INTEREST
CLASSES      AMOUNT         CARRYOVER        BALANCE          DISTRIBUTION
---------------------------------------------------------------------------
  A-1     48,541,419.29        0.00       140,870,305.70      48,727,042.78

  A-2              0.00        0.00       291,000,000.00         320,100.00

  A-3              0.00        0.00       395,000,000.00         579,333.33

  A-4              0.00        0.00       299,000,000.00         600,491.67

  B-1              0.00        0.00        63,750,000.00         131,750.00

  C-1              0.00        0.00        67,500,000.00         171,562.50

  D-1              0.00        0.00        41,250,000.00         130,625.00
---------------------------------------------------------------------------
TOTAL     48,541,419.29        0.00     1,298,370,305.70      50,660,905.28
---------------------------------------------------------------------------

--------------------------------------------------------------------------------------------  --------------------------------------
                       NOTE MONTHLY                    TOTAL
                         INTEREST       PRIOR         INTEREST       INTEREST       CURRENT                 DEFICIENCY       POLICY
  NOTE     INTEREST   DISTRIBUTABLE   INTEREST     DISTRIBUTABLE   DISTRIBUTION    INTEREST                   CLAIM          CLAIM
CLASSES      RATE         AMOUNT      CARRYOVER        AMOUNT         AMOUNT       CARRYOVER                  AMOUNT         AMOUNT
--------------------------------------------------------------------------------------------  --------------------------------------
  A-1      1.26000%      185,623.49      0.00        185,623.49      185,623.49       0.00                      0.00          0.00

  A-2      1.32000%      320,100.00      0.00        320,100.00      320,100.00       0.00                      0.00          0.00

  A-3      1.76000%      579,333.33      0.00        579,333.33      579,333.33       0.00                      0.00          0.00

  A-4      2.41000%      600,491.67      0.00        600,491.67      600,491.67       0.00                      0.00          0.00

  B-1      2.48000%      131,750.00      0.00        131,750.00      131,750.00       0.00                      0.00          0.00

  C-1      3.05000%      171,562.50      0.00        171,562.50      171,562.50       0.00                      0.00          0.00

  D-1      3.80000%      130,625.00      0.00        130,625.00      130,625.00       0.00                      0.00          0.00
                                                                                              --------------------------------------

                                                                                              --------------------------------------
                                                                                                     Note Percentage    100.000000%

                                                                                              Certificate Percentage      0.000000%
--------------------------------------------------------------------------------------------
 TOTAL                 2,119,485.99      0.00      2,119,485.99    2,119,485.99       0.00
--------------------------------------------------------------------------------------------  --------------------------------------

                        WFS FINANCIAL 2003-2 OWNER TRUST
                             Officer's Certificate
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.

                                ________________________________________________
                                Lori Bice
                                Assistant Vice President
                                Director Technical Accounting

                                ________________________________________________
                                Mark Olson
                                Senior Vice President
                                Controller